Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM

AGREEMENT

This Second Amendment (“Amendment Number Two”) dated as of January 30, 2013, to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and GE CAPITAL RETAIL BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement, including (i) extending the current Initial Term of the Agreement, (ii) providing for certain payments from Bank and JCPenney, (iii) modifying the gain share provisions of the Agreement, and (iv) modifying certain termination rights.

NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.           Extension of Initial Term.  Bank and JCPenney hereby agree to the following change to the Initial Term of the Agreement.

A.	Section 10.1 shall be deleted in its entirety and superseded by the following:

“10.1  Initial and Renewal Term.  This Agreement shall be effective as of the Effective Date and shall remain in effect until January 28, 2017 (the “Initial Term”) and shall thereafter be automatically renewed for successive two (2) Fiscal Year terms (the “Renewal Term(s)”) unless either party gives the other party at least three hundred sixty (360) days’ notice of its intent not to renew.  The parties shall have the additional rights and obligations in respect of renewal set forth in Schedule 10.1.”

II.           Additional Payments to JCPenney.  Bank and JCPenney hereby agree to the following changes to the Agreement to add additional payments from Bank to JCPenney.

A.           Extension Signing Bonus.  Section 4.6 shall be added to the Agreement and read as follows:

“4.6  Extension Signing Bonus.  In connection with the execution of Amendment Number Two, Bank shall pay to JCPenney, the Extension Signing Bonus as defined and set forth in accordance with Schedule 4.6 on the date(s) specified on Schedule 4.6.”

B.           Performance Payments.  Section 4.7 shall be added to the Agreement and read as follows:

“4.7  Performance Payments.  Bank shall pay to JCPenney the Performance Payments as defined and set forth in accordance with Schedule 4.7 on the date(s) specified on Schedule 4.7.”

C.           Growth Incentive Payments.  Section 4.8 shall be added to the Agreement and read as follows:

“4.8  Growth Incentive Payments.  Bank shall pay to JCPenney the Growth Incentive Payments as defined and set forth in accordance with Schedule 4.8 on the date(s) specified on Schedule 4.8.”

D.           Conforming Schedules.  For clarity, Schedules 4.6, 4.7 and 4.8 are attached to this Amendment Number Two and shall be incorporated into the Agreement in their entirety.

III.           Changes to Gain Share.  The parties agree that Schedule 4.3 of the Agreement is replaced with the Amended and Restated Schedule 4.3 attached to this Amendment Number Two.  Attachments 1 and 2 to Schedule 4.3 of Amendment Number One shall be replaced by Attachments 1 and 2 that are attached to the Amended and Restated Schedule 4.3 attached to this Amendment Number Two.  Attachment 3 to Schedule 4.3 of the Agreement shall be deleted in its entirety.  Notwithstanding anything in this Amendment Number Two, this Amendment Number Two shall not affect the gain share amount due to JCPenney for the year 2012 calculated under the version of Schedule 4.3 of the Agreement before this

Amendment Number Two, and any portion of such gain share amount not already paid to JCPenney on the date hereof shall be paid to JCPenney no later than January 31, 2013.

IV.           Changes to Termination Rights.  Bank and JCPenney hereby agree to the following changes in the Agreement to modify their respective termination rights.

A.           Elimination of Events of Default.

Sections 9.1(f) and 9.1(g), and Schedules 9.1(f) and 9.1(g), of the Agreement shall be deleted in their entirety and shall have no further force and effect, and neither JCPenney nor Bank shall have any right to declare an Event of Default if the circumstances described in those provisions occur or have occurred.

V.           Additional Changes.  Bank and JCPenney hereby agree to the following additional changes in the Agreement.

A.           Bank Ownership and Use of Bank Portfolio Information.  Section 3.6(c) shall be deleted in its entirety and superseded by the following:

“(c)           Bank Ownership and Use of Bank Portfolio Information.  During the term of this Agreement and thereafter to the extent provided in any of Sections 3.9, 10.4 and 12.1(e), Bank shall have sole ownership rights in Bank Portfolio Information;  provided, however, that Bank hereby agrees that its right to use such Bank Portfolio Information, or any other information it receives, creates or maintains in connection with the Program, shall be limited to the creation, ownership, operation and collection of the Accounts, the marketing of Credit Cards and credit features on Accounts, the operation of the Program, and otherwise exercising its rights and performing its obligations under this Agreement, all pursuant to, in accordance with, and as limited by, this Agreement.  Bank also may use Bank Portfolio Information in connection with such additional marketing or other activities as may be specifically agreed to from time to time by JCPenney in writing.  The information use and transmission limitations set forth in this Section 3.6(c) and in Section 3.6(g) shall survive termination of this Agreement, except to the extent otherwise specified in Sections 3.9, 10.4 and 12.1(e).  Notwithstanding anything to the contrary contained herein, Bank may share Cardholder income data across other Bank programs for the limited purpose of determining whether cardholders on other programs are eligible for a proactive credit line increase.  In turn Bank may use income data from other Bank programs to determine whether JCPenney Cardholders are eligible for a proactive credit line increase.”

B.           Liquidation.  Schedule 10.4, in its entirety, is replaced with the revised Schedule 10.4 (attached to this Amendment Number Two).

C.           Review and Monitoring.  Section 12.18(c) shall be added to the Agreement and read as follows:

“(c)           Review and Monitoring. JCPenney will permit Bank, and hereby authorizes Bank, to review and monitor, on an ongoing basis, the administration and promotion of the Program through anonymous requests to open or utilize credit card accounts under the Program and by other reasonable means, provided that, Bank will use reasonable care not to interrupt the normal business operations of JCPenney nor to unduly interfere with JCPenney’s information system processing.   Bank will provide JCPenney with the findings of such monitoring on a quarterly basis.  Bank will maintain the confidentiality of the findings of such monitoring and disclose them to non-affiliated third parties only for the purposes of its regulatory compliance obligations.  JCPenney agrees to cooperate with Bank to implement and maintain measures that are designed to (i) ensure ongoing security and protection of applicant and Cardholder data nonpublic personal information (as defined in the Gramm-Leach-Bliley Act, 15 USC 6801 et seq. (as the same may be amended from time to time)) and (ii)  make sure that the Program complies in all respects with JCPenney’s obligations pursuant to Section 3.6 (i) of this Agreement.  Such cooperation shall include without limitation, reviewing that credit-related disclosures are consistent with applicable Bank-provided models and training JCPenney’s team members with respect to measures that are designed to comply with applicable fair lending laws.  Bank agrees to assist JCPenney in the development of any such training materials and other applicable compliance procedures. Additionally, JCPenney will, and will use commercially reasonable efforts to cause its vendors, agents and subcontractors to, provide access to Bank or its authorized representative(s), upon reasonable prior notice and during normal business hours, to such information and resources as are reasonably necessary to confirm such compliance and data security, and will either make (i) changes that Bank reasonably recommends, or, (ii) alternative changes suggested by JCPenney which are agreed to by Bank, with regard to data security of  applicant and Cardholder nonpublic personal information and compliance with Applicable Law. The implementation schedule of any such changes shall be discussed and mutually agreed upon between the parties taking into account legal and regulatory considerations.  For clarity, the references to data security in this section only apply to nonpublic personal information provided by or on behalf of Bank and nonpublic personal information JCPenney obtains in performing its responsibilities under the Program.”

D.           Credit Review Point.

The definition of “Credit Review Point” appearing in Schedule 15.1 of the Agreement is replaced, in its entirety, with the revised definition shown on Schedule 15.1 (attached to this Amendment Number Two).

E.           Applicable Law.  The definition of “Applicable Law” appearing in Section 15.1 of the Agreement is replaced, in its entirety, with the following:

“‘Applicable Law’ means collectively or individually any federal, state or local law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation relating to or affecting any aspect of the Program, the Accounts established thereunder, the transactions reflected on the Accounts (including with respect to JCPenney and the other Authorized Entities, the Goods and/or Services charged to Accounts) or any of the rights or obligations of the parties under this Agreement, including the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Credit Billing Act, the Fair Credit Reporting Act and the implementing regulations and official commentaries issued thereunder from time to time, and local, state and federal laws and regulations applicable to usury, sales practices, privacy, telephone monitoring, advertising, unfair, deceptive or abusive acts or practices, and marketing.”

F.           Information.  Section 12.27 shall be added to the Agreement and read as follows:

“12.27  Information Provided to Bank.  JCPenney shall provide to Bank the information described in Schedule 12.27.”

Schedule 12.27, attached to this Amendment Number Two, shall be incorporated into the Agreement in its entirety.

VI.           Amendment Number Two Effective Date.

A.	This Amendment Number Two shall become effective as of the date it has been executed by both parties, except as provided in section VI.B.

B.	The changes set forth in Sections III and IV of this Amendment Number Two shall take effect as of January 1, 2013.

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VII.           Miscellaneous

A.
The execution, delivery and performance of this Amendment Number Two has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.

B.
The Agreement, as amended by this Amendment Number Two, constitutes the entire understanding of the parties with respect to the subject matter thereof.  Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect.  In the event of any conflict between the Agreement and this Amendment Number Two, the terms and conditions of this Amendment Number Two shall govern.

C.
The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Two and the consummation of the transactions contemplated hereby and thereby.

D.
This Amendment Number Two may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  A facsimile or other electronic signature is as valid and binding as an original.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Two as of the date set forth above.

J. C. PENNEY CORPORATION, INC.		GE CAPITAL RETAIL BANK

By:	/s/ Ken Hannah	By:	/s/ Brian Double
Title:	EVP, Chief Financial Officer	Title:	Chief Financial Officer